Exhibit 99.1

Electronic Arts Reports Strong Q3 FY21 Financial Results

REDWOOD CITY, CA – February 2, 2021 – Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its third fiscal quarter ended December 31, 2020.

“We’re bringing great entertainment to hundreds of millions of people all over the world,” said CEO Andrew Wilson. “Our amazing teams continue to deliver exceptional, high-quality experiences as more players connect with their friends and engage deeply with our games. With our expansion plans for EA SPORTS, strong catalogue of owned IP, leading live services, and ability to span every platform, we are growing to reach an even larger audience.”

“We delivered another strong quarter, driven by live services outperformance in Ultimate Team and Apex Legends,” said COO and CFO Blake Jorgensen. “We are raising our net bookings outlook for the full year on the strength we continue to see in our business. Looking further ahead, even with the upside this year, we anticipate delivering growth in fiscal 2022, driven by the next Battlefield.”

EA has posted a slide presentation and a financial model of EA’s historical results and guidance on EA’s IR website at www.ir.ea.com. EA will also post the prepared remarks and a transcript from the conference call on EA’s IR website. News and ongoing updates regarding EA and its games are available on EA’s blog at www.ea.com/news.

Selected Operating Highlights and Metrics

•Net bookings* for the trailing twelve months was $5.956 billion, up 8% year-over-year.
•Launched FIFA 21, Medal of HonorTM: Above and Beyond, Need for SpeedTM Hot Pursuit Remastered, and NHL 21 during the quarter.
•Launched FIFA 21 and Madden NFL 21 on next generation consoles during the quarter.
•Over the past fiscal year, EA SPORTSTM franchises have engaged more than 230 million people.
•FIFA Ultimate TeamTM had a record of nearly 6 million daily active players in December.
•Apex LegendsTM had 30% growth in new players, year-over-year.
•The SimsTM 4, life to date, has more than 33 million players and reached record daily, weekly, and monthly average players in December.

* Net bookings is defined as the net amount of products and services sold digitally or sold-in physically in the period. Net bookings is calculated by adding total net revenue to the change in deferred net revenue for online-enabled games.

Selected Financial Highlights and Metrics

•Net cash provided by operating activities was $1.124 billion for the quarter and a record $2.061 billion for the trailing twelve months.
•EA repurchased 2.5 million shares for $326 million during the quarter, bringing the total for the last twelve months to 5.9 million shares for $695 million.
•EA paid a cash dividend of $0.17 per share during the quarter.

Dividend

EA has declared a quarterly cash dividend of $0.17 per share of the Company’s common stock. The dividend is payable on March 24, 2021 to shareholders of record as of the close of business on March 3, 2021.

Quarterly Financial Highlights

	Three Months Ended
	December 31,
	2020	2019
(in $ millions, except per share amounts)
Full game	722	689
Live services and other	951	904
Total net revenue	1,673	1,593

Net income	211	346
Diluted earnings per share	0.72	1.18

Operating cash flow	1,124	1,104

Value of shares repurchased	326	305
Number of shares repurchased	2.5	3.1
____________________________
The following GAAP-based financial data and tax rate of 18% was used internally by company management to adjust its GAAP results in order to assess EA’s operating results:

	Three Months Ended December 31, 2020
		GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Stock-based compensation
Total net revenue	1,673	—	727	—
Cost of revenue	601	—	—	(1)
Gross profit	1,072	—	727	1
Total operating expenses	821	(5)	—	(110)
Operating income	251	5	727	111
Interest and other income, net	(6)	—	—	—
Income before provision for income taxes	245	5	727	111
Number of shares used in computation:
Diluted	292

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-K for the fiscal year ended March 31, 2020.

Financial Highlights for the Trailing Twelve Months

	Twelve Months Ended
	December 31,
	2020	2019
(in $ millions)
Full game	1,719	1,838
Live services and other	3,951	3,550
Total net revenue	5,670	5,388

Net income	1,179	2,830*

Operating cash flow	2,061	1,898

Value of shares repurchased	695	1,217
Number of shares repurchased	5.9	12.8

*Includes the impact of one-time tax benefits recognized during the period.

The following GAAP-based financial data and tax rate of 18% was used internally by company management to adjust its GAAP results in order to assess EA’s operating results:

	Twelve Months Ended December 31, 2020
		GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Stock-based compensation
Total net revenue	5,670	—	286	—
Cost of revenue	1,444	(3)	—	(5)
Gross profit	4,226	3	286	5
Total operating expenses	2,954	(22)	—	(412)
Operating income	1,272	25	286	417
Interest and other income, net	(6)	—	—	—
Income before provision for income taxes	1,266	25	286	417

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-K for the fiscal year ended March 31, 2020.

Operating Metric

The following is a calculation of our total net bookings for the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019*	2020*	2019*
(in $ millions)
Total net revenue	1,673	1,593	5,670	5,388
Change in deferred net revenue (online-enabled games)	727	428	286	139
Net bookings	2,400	2,021	5,956	5,527
*At the beginning of FY21, EA changed the way in which it presents net bookings. Periods prior to the first quarter of FY21 have been recast for comparability to align with these changes. For more information, please see the Financial Reporting FAQ on our IR website.

Business Outlook as of February 2, 2021

The following forward-looking statements reflect expectations as of February 2, 2021. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year 2021 Expectations – Ending March 31, 2021

Financial metrics:
•Net revenue is expected to be approximately $5.600 billion.
◦Change in deferred net revenue (online-enabled games) is expected to be approximately $475 million.
•Net income is expected to be approximately $742 million.
•Diluted earnings per share is expected to be approximately $2.54.
•Operating cash flow is expected to be approximately $1.850 billion.
•The Company estimates a share count of 292 million for purposes of calculating fiscal year 2021 diluted earnings per share.

Operational metric:
•Net bookings is expected to be approximately $6.075 billion.

In addition, the following outlook for GAAP-based financial data and a long-term tax rate of 18% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	Twelve Months Ending March 31, 2021
		GAAP-Based Financial Data
	GAAP Guidance	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Stock-based compensation
(in $ millions)
Total net revenue	5,600	—	475	—
Cost of revenue	1,477	—	—	(4)
Operating expense	3,074	(20)	—	(436)
Income before provision for income taxes	1,024	20	475	440
Net income	742
Number of shares used in computation:
Diluted shares	292

Fourth Quarter Fiscal Year 2021 Expectations – Ending March 31, 2021

Financial metrics:
•Net revenue is expected to be approximately $1.317 billion.
◦Change in deferred net revenue (online-enabled games) is expected to be approximately $58 million.
•Net loss is expected to be approximately ($19) million; this forecast includes the impact of an incremental tax accounting charge of ($152) million.
•Loss per share is expected to be approximately ($0.07), which includes ($0.52) per share from the tax accounting charge.
•The Company estimates a GAAP basic and diluted share count of 289 million shares due to a forecasted net loss. If the Company reports net income instead of a net loss, diluted share count for calculating diluted earnings per share would be 292 million shares.

Operational metric:
•Net bookings is expected to be approximately $1.375 billion.

In addition, the following outlook for GAAP-based financial data and a long-term tax rate of 18% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	Three Months Ending March 31, 2021
		GAAP-Based Financial Data
	GAAP Guidance	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Stock-based compensation
(in $ millions)
Total net revenue	1,317	—	58	—
Cost of revenue	302	—	—	—
Operating expense	837	(4)	—	(114)
Income before provision for income taxes	172	4	58	114
Net loss	(19)
Number of shares used in computation:
Basic shares	289
Diluted shares	292
For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-K for the fiscal year ended March 31, 2020.

Conference Call and Supporting Documents

Electronic Arts will host a conference call on February 2, 2021 at 2:00 pm PT (5:00 pm ET) to review its results for the third fiscal quarter ended December 31, 2020 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number (866) 324-3683 (domestic) or (509) 844-0959 (international), using the conference code 3695237 or via webcast at EA’s IR Website at http://ir.ea.com.

EA has posted a slide presentation with a financial model of EA’s historical results and guidance on EA’s IR Website. EA will also post the prepared remarks and a transcript from the conference call on EA’s IR Website.

A dial-in replay of the conference call will be available until February 16, 2021 at 855-859-2056 (domestic) or 404-537-3406 (international) using pin code 3695237. An audio webcast replay of the conference call will be available for one year on EA’s IR Website.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2021 expectations under the heading “Business Outlook as of February 2, 2021,” and other information regarding EA's fiscal 2021 and fiscal 2022 expectations contain forward-looking statements that are subject to change. Statements including words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “predict,” “seek,” “goal,” “will,” “may,” “likely,” “should,” “could” (and the negative of any of these terms), “future” and similar expressions also identify forward-looking statements. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Our actual results could differ materially from those discussed in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: the impact of the COVID-19 pandemic, sales of the Company’s products and services; the Company’s ability to develop and support digital products and services, including managing online security and privacy; outages of our products, services and technological infrastructure; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; governmental regulations; the effectiveness of the Company’s sales and marketing programs; timely development and release of the Company’s products and services; the Company’s ability to realize the anticipated benefits of acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to develop and implement new technology; foreign currency exchange rate fluctuations; general economic conditions; changes in our tax rates or tax laws; and other factors described in Part II, Item 1A of Electronic Arts’ latest Quarterly Report on Form 10-Q under the heading “Risk Factors”, as well as in other documents we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2020.

These forward-looking statements are current as of February 2, 2021. Electronic Arts assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2020. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended December 31, 2020.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company develops and delivers games, content and online services for Internet-connected consoles, mobile devices and personal computers.

In fiscal year 2020, EA posted GAAP net revenue of $5.5 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality brands such as EA SPORTS™ FIFA, Battlefield™, Apex Legends™, The Sims™, Madden NFL, Need for Speed™, Titanfall™ and Plants vs. Zombies™. More information about EA is available at www.ea.com/news.

EA SPORTS, Medal of Honor, Ultimate Team, Battlefield, Need for Speed, Apex Legends, The Sims, Titanfall and Plants vs. Zombies are trademarks of Electronic Arts Inc. John Madden, NFL, and FIFA are the property of their respective owners and used with permission.

For additional information, please contact:

Chris Evenden	John Reseburg
Vice President, Investor Relations	Vice President, Global Communications
650-628-0255	650-628-3601
cevenden@ea.com	jreseburg@ea.com

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(in $ millions, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net revenue	1,673	1,593	4,283	4,150
Cost of revenue	601	508	1,175	1,100
Gross profit	1,072	1,085	3,108	3,050
Operating expenses:
Research and development	451	389	1,310	1,157
Marketing and sales	216	202	493	464
General and administrative	149	126	418	364
Acquisition-related contingent consideration	—	2	—	5
Amortization of intangibles	5	5	16	16
Total operating expenses	821	724	2,237	2,006
Operating income	251	361	871	1,044
Interest and other income (expense), net	(6)	13	(19)	50
Income before provision for (benefit from) income taxes	245	374	852	1,094
Provision for (benefit from) income taxes	34	28	91	(1,527)
Net income	211	346	761	2,621
Earnings per share
Basic	0.73	1.18	2.63	8.91
Diluted	0.72	1.18	2.61	8.85
Number of shares used in computation
Basic	290	292	289	294
Diluted	292	294	292	296

Results (in $ millions, except per share data)
The following table reports the variance of the actuals versus our guidance provided on November 5, 2020 for the three months ended December 31, 2020 plus a comparison to the actuals for the three months ended December 31, 2019.

	Three Months Ended December 31,
	2020		2020	2019
	Guidance	Variance	Actuals	Actuals
Net revenue
Net revenue	1,675	(2)	1,673	1,593
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[1]	675	52	727	428
Cost of revenue
Cost of revenue	599	2	601	508
GAAP-based financial data
Acquisition-related expenses	—	—	—	(5)
Stock-based compensation	—	(1)	(1)	(1)
Operating expenses
Operating expenses	840	(19)	821	724
GAAP-based financial data
Acquisition-related expenses	(5)	—	(5)	(7)
Stock-based compensation	(115)	5	(110)	(90)
Income before tax
Income before tax	227	18	245	374
GAAP-based financial data
Acquisition-related expenses	5	—	5	12
Change in deferred net revenue (online-enabled games)[1]	675	52	727	428
Stock-based compensation	115	(4)	111	91
Tax rate used for management reporting	18%		18%	18%
Earnings per share
Basic	0.62	0.11	0.73	1.18
Diluted	0.61	0.11	0.72	1.18
Number of shares
Basic	290	—	290	292
Diluted	294	(2)	292	294

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

In fiscal 2021, EA changed the way in which it presents net revenue. Periods prior to the first quarter of fiscal 2021 have been recast for comparability to align with these changes. For more information please see the Financial Reporting FAQ on our Investor Relations Website.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in $ millions)

	December 31, 2020	March 31, 2020[2]
ASSETS
Current assets:
Cash and cash equivalents	4,772	3,768
Short-term investments	1,938	1,967
Receivables, net	778	461
Other current assets	233	321
Total current assets	7,721	6,517
Property and equipment, net	467	449
Goodwill	1,896	1,885
Acquisition-related intangibles, net	37	53
Deferred income taxes, net	1,924	1,903
Other assets	375	305
TOTAL ASSETS	12,420	11,112
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	89	68
Accrued and other current liabilities	1,423	1,052
Deferred net revenue (online-enabled games)	1,380	945
Senior notes, current, net	600	599
Total current liabilities	3,492	2,664
Senior notes, net	397	397
Income tax obligations	296	373
Deferred income taxes, net	1	1
Other liabilities	271	216
Total liabilities	4,457	3,651

Stockholders’ equity:
Common stock	3	3
Retained earnings	8,054	7,508
Accumulated other comprehensive loss	(94)	(50)
Total stockholders’ equity	7,963	7,461
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	12,420	11,112

2Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in $ millions)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2020	2019	2020	2019
OPERATING ACTIVITIES
Net income	211	346	761	2,621
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	46	39	123	111
Stock-based compensation	111	91	326	256
Change in assets and liabilities
Receivables, net	(348)	59	(309)	(176)
Other assets	85	43	(28)	76
Accounts payable	(77)	(84)	29	(33)
Accrued and other liabilities	341	176	245	264
Deferred income taxes, net	14	7	(18)	(1,793)
Deferred net revenue (online-enabled games)	741	427	434	(27)
Net cash provided by operating activities	1,124	1,104	1,563	1,299
INVESTING ACTIVITIES
Capital expenditures	(30)	(28)	(93)	(100)
Proceeds from maturities and sales of short-term investments	670	582	2,088	1,375
Purchase of short-term investments	(640)	(637)	(2,056)	(2,621)
Net cash used in investing activities	—	(83)	(61)	(1,346)
FINANCING ACTIVITIES
Proceeds from issuance of common stock	13	1	56	34
Cash dividends paid	(49)	—	(49)	—
Cash paid to taxing authorities for shares withheld from employees	(67)	(31)	(144)	(86)
Repurchase and retirement of common stock	(326)	(305)	(404)	(916)
Payment of contingent consideration	—	(26)	—	(90)
Net cash used in financing activities	(429)	(361)	(541)	(1,058)
Effect of foreign exchange on cash and cash equivalents	18	3	43	—
Change in cash and cash equivalents	713	663	1,004	(1,105)
Beginning cash and cash equivalents	4,059	2,940	3,768	4,708
Ending cash and cash equivalents	4,772	3,603	4,772	3,603

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions, except per share data)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY20	FY20	FY21	FY21	FY21	Change
Net revenue
Net revenue	1,593	1,387	1,459	1,151	1,673	5%
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[1]	428	(131)	(69)	(241)	727
Gross profit
Gross profit	1,085	1,118	1,171	865	1,072	(1%)
Gross profit (as a % of net revenue)	68%	81%	80%	75%	64%
GAAP-based financial data
Acquisition-related expenses	5	3	—	—	—
Change in deferred net revenue (online-enabled games)[1]	428	(131)	(69)	(241)	727
Stock-based compensation	1	1	1	2	1
Operating income
Operating income	361	401	471	149	251	(30%)
Operating income (as a % of net revenue)	23%	29%	32%	13%	15%
GAAP-based financial data
Acquisition-related expenses	12	9	5	6	5
Change in deferred net revenue (online-enabled games)[1]	428	(131)	(69)	(241)	727
Stock-based compensation	91	91	102	113	111
Net income
Net income	346	418	365	185	211	(39%)
Net income (as a % of net revenue)	22%	30%	25%	16%	13%
GAAP-based financial data
Acquisition-related expenses	12	9	5	6	5
Change in deferred net revenue (online-enabled games)[1]	428	(131)	(69)	(241)	727
Stock-based compensation	91	91	102	113	111
Tax rate used for management reporting	18%	18%	18%	18%	18%
Diluted earnings per share	1.18	1.43	1.25	0.63	0.72	(39%)
Number of diluted shares used in computation
Basic	292	290	288	289	290
Diluted	294	292	292	293	292

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

In fiscal 2021, EA changed the way in which it presents net revenue. Periods prior to the first quarter of fiscal 2021 have been recast for comparability to align with these changes. For more information please see the Financial Reporting FAQ on our Investor Relations Website.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY20	FY20	FY21	FY21	FY21	Change
QUARTERLY NET REVENUE PRESENTATIONS
Net revenue by composition
Full game downloads	286	211	223	163	347	21%
Packaged goods	403	145	136	119	375	(7%)
Full game	689	356	359	282	722	5%
Live services and other	904	1,031	1,100	869	951	5%
Total net revenue	1,593	1,387	1,459	1,151	1,673	5%
Full game	43%	26%	25%	25%	43%
Live services and other	57%	74%	75%	75%	57%
Total net revenue %	100%	100%	100%	100%	100%
GAAP-based financial data
Full game downloads	31	(21)	(5)	(2)	53
Packaged goods	60	(67)	(67)	(14)	83
Full game	91	(88)	(72)	(16)	136
Live services and other	337	(43)	3	(225)	591
Total change in deferred net revenue (online-enabled games) by composition[1]	428	(131)	(69)	(241)	727

Net revenue by platform
Console	1,163	928	932	714	1,191	2%
PC & Other	261	274	325	249	326	25%
Mobile	169	185	202	188	156	(8%)
Total net revenue	1,593	1,387	1,459	1,151	1,673	5%
GAAP-based financial data
Console	388	(143)	(108)	(201)	619
PC & Other	24	7	15	(24)	73
Mobile	16	5	24	(16)	35
Total change in deferred net revenue (online-enabled games) by platform[1]	428	(131)	(69)	(241)	727

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

In fiscal 2021, EA changed the way in which it presents net revenue. Periods prior to the first quarter of fiscal 2021 have been recast for comparability to align with these changes. For more information please see the Financial Reporting FAQ on our Investor Relations Website.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY20	FY20	FY21	FY21	FY21	Change
CASH FLOW DATA
Operating cash flow	1,104	498	378	61	1,124	2%
Operating cash flow - TTM	1,898	1,797	2,017	2,041	2,061	9%
Capital expenditures	28	40	38	25	30	7%
Capital expenditures - TTM	135	140	133	131	133	(1%)
Repurchase and retirement of common stock	305	291	78	—	326	7%
Cash dividends paid	—	—	—	—	49	100%
DEPRECIATION
Depreciation expense	29	31	31	32	37	28%
BALANCE SHEET DATA
Cash and cash equivalents	3,603	3,768	4,013	4,059	4,772
Short-term investments	1,999	1,967	1,947	1,972	1,938
Cash and cash equivalents, and short-term investments	5,602	5,735	5,960	6,031	6,710	20%
Receivables, net	798	461	507	423	778	(3%)
STOCK-BASED COMPENSATION
Cost of revenue	1	1	1	2	1
Research and development	60	59	66	74	74
Marketing and sales	10	10	11	12	11
General and administrative	20	21	24	25	25
Total stock-based compensation	91	91	102	113	111